UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2026

BLUE BIRD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road

2nd Floor

Macon, Georgia 31210

(Address of principal executive offices and zip code)

(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BLBD	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 1, 2026, Blue Bird Corporation (the “Company”) filed with the Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”) to its automatic shelf registration statement on Form S-3 (File No. 333-284017) relating to the resale, from time to time, by the selling stockholder identified therein of up to 2,702,180 shares of the Company’s common stock issuable upon the exchange, retraction or redemption, at the election of the selling stockholder, of non-voting exchangeable shares (the “Exchangeable Shares”) of MB Exchangeco Inc., an indirect wholly owned Canadian subsidiary of the Company (“MB ExchangeCo”), or in connection with certain liquidation, dissolution, winding-up or insolvency events involving the Company or MB ExchangeCo. The Exchangeable Shares were issued by MB ExchangeCo in connection with the Company’s acquisition, completed on April 1, 2026, of the 50% interest in the Company’s Micro Bird joint venture enterprise held by the former joint venture partner.

This Current Report on Form 8-K is being filed solely for the purpose of filing the opinion of Smith, Gambrell & Russell, LLP relating to the validity of the Company’s common stock offered by the Prospectus Supplement and the accompanying prospectus, which opinion is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

5.1	Opinion of Smith, Gambrell & Russell, LLP.

23.1	Consent of Smith, Gambrell & Russell, LLP (included in its opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted M. Scartz
Name:	Ted M. Scartz
Title:	Senior Vice President and General Counsel

Dated: October 1, 2026